UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 28, 2012

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CLARENDON HOUSE

CHURCH STREET

HAMILTON, BERMUDA

(Business address of registrant)

ONE HELEN OF TROY PLAZA

EL PASO, TEXAS 79912

(United States mailing address of registrant and zip code)

915-225-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

On August 28, 2012, Helen of Troy Limited (the “Company”) held its Annual General Meeting of Shareholders (the “Annual Meeting”).  The following proposals were submitted to a vote of the shareholders of the Company at the Annual Meeting:

1.             Setting of the number of director positions at seven and the election of the seven nominees to the Company’s Board of Directors.

2.             An advisory vote on the Company’s executive compensation.

3.             Ratification of the appointment of Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm and the authorization of the Company’s Audit Committee of the Board of Directors to set the auditor’s remuneration.

Board of Director Election Results

The shareholders of the Company elected all of the Company’s seven nominees for director. The votes for each director were as follows:

Name:	For	Withheld	Abstain	Broker Non-Votes
Gary B. Abromovitz	26,006,355	1,587,060	40,723	2,634,020
John B. Butterworth	27,514,212	80,884	39,042	2,634,020
Timothy F. Meeker	27,435,286	160,331	38,521	2,634,020
Gerald J. Rubin	26,193,274	1,399,701	41,163	2,634,020
William F. Susetka	27,442,874	151,342	39,922	2,634,020
Adolpho R. Telles	27,225,367	366,358	42,413	2,634,020
Darren G. Woody	27,434,785	159,199	40,154	2,634,020

Advisory Vote to Approve the Compensation of our Named Executive Officers

The shareholders of the Company approved the compensation of our named executive officers. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
25,609,696	1,952,507	71,935	2,634,020

Ratification of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm

Grant Thornton LLP was ratified to serve as the Company’s auditor and independent registered public accounting firm and the Company’s Audit Committee of the Board of Directors was authorized to set the auditor’s remuneration.  The votes were cast as follows:

For	Against	Abstain
30,200,892	39,961	27,305

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: August 31, 2012	/s/ Thomas J. Benson
Thomas J. Benson
Senior Vice President and Chief Financial Officer